DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Filed in the office of
Dean Heller
Secretary of State
State of Nevada

Document Number
20050589902-90

Filing Date and Time
12/02/2005 8:00 AM

Entity Number
E0814002005-3

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Smart Holdings, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	XL Corporate Services, Inc. Name 88 South "E" Street, Virginia City, NEVADA 89440 Street Address, City, Zip Code P.O. Box 388, Virginia City, NV 89440 Optional Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 Par value: $ 0.0001 Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Mark Seifer Name 647 Mill Point Drive, Milford, MI 48381 Street Address, City, State, Zip Code 2. Name Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Business consulting firm
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Jamie K. Hastings Name Signature 62 White Street, New York, NY 10013 Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R.A. or On Behalf of R.A. Company Date 11/29/05

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
	20100167138-09
	Filing Date and Time
Ross Miller	03/17/2010 12:00 PM
Secretary of State	Entity Number
State of Nevada	E0814002005-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Smart Holdings, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

"Article 3. Shares

The number of common stock shares the company is authorized to issue is five hundred million (500,000,000) with a par value of .0001."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.001%

4. Effective date of filing: (optional) 3/16/10

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.